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Exhibit 2
                   ACQUISITION OF TECHNOLOGY DEVELOPMENT, INC.
                                       BY
                             THE QUANTUM GROUP, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("Agreement") is entered into by and among The Quantum Group, Inc. ("QGI"), a Nevada Corporation, UTEK Corporation, a Delaware Corporation ("UTEK") and Technology Development, Inc. (TDI) a Florida Corporation.

     WHEREAS, UTEK owns 100% of the outstanding shares of the capital stock of TDI; and

     WHEREAS, TDI has negotiated with Dartmouth College (DARTMOUTH) and seeks to acquire by the Closing Date, the exclusive worldwide license (for the fields of use described in the License Agreement contained in Exhibit A) to develop and market a proprietary technology for modifying ice adhesion strength to conductive surfaces which is described in a US patent entitled "Systems and Methods for Modifying Ice Adhesion Strength" (TECHNOLOGY)
     Inventor: Dr. Victor F. Petrenko. US Patent Number 6,027,075. DARTMOUTH is the owner of US Patent Number 6,027,075.

     WHEREAS, the parties desire to provide for the terms and conditions upon which TDI will be acquired by QGI in a tax free, stock for stock exchange ("Acquisition") in accordance with the Corporation Law of Nevada and the State of Florida, upon consummation of which the assets and business of TDI will be owned by QGI, and all issued and outstanding shares of capital stock of TDI will be exchanged for common stock of QGI with terms and conditions as set forth more fully herein; and

     WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualify as a tax-free reorganization within the meaning of
     Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1
                                 THE ACQUISITION

         1.01     The Acquisition

Agreement and Plan of Reorganization

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         (a)      Agreement to Merge.  Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, TDI shall be merged with and into QGI in accordance with the Nevada Act and the provisions of this Agreement; the separate corporate existence of TDI shall cease; and QGI shall continue as the surviving corporation ("Surviving Corporation"). The constituent corporations ("Constituent Corporations") to the Acquisition are QGI and TDI. The name of the Surviving Corporation, The Quantum Group, Inc., shall not be changed by reason of the Acquisition.

         (b) Effective Time. The Acquisition shall become effective ("Effective Time") upon the execution of this Agreement. Following this execution, QGI will file of a Certificate of Merger ("Certificate of Merger") with the Secretary of State of the State of Nevada in accordance with the applicable provisions of the Nevada Act and UTEK will file the Articles of Merger with the Secretary of State of the State of Florida in accordance with the applicable provisions of the Florida Act.

         (c) Effect of the Acquisition. At the Effective Time the effect of the Acquisition as shall be as provided herein and as set forth in the Nevada Act and the Florida Act, without limiting the generality of the foregoing and subject thereto, as of the Effective Time, all rights, powers, privileges, franchises, licenses and permits of the Constituent Corporations and all property, real, personal and mixed, shall be vested in the Surviving Corporation; and all debts, duties, liabilities and claims of every kind, character and description of the Constituent Corporations shall be debts, duties, liabilities and claims of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, duties, liabilities and claims had been incurred by it originally. All rights of creditors of the Constituent Corporations and all liens upon property of any Constituent Corporation shall be preserved unimpaired and shall not be altered in any way by reason of the Acquisition.

         (d) Tax Consequences. It is intended that the Acquisition shall constitute reorganization within the meaning of Section 368 (a) (1) (B) of the Code and that the Agreement shall constitute a "Plan of Reorganization" within the meaning of Treasury Regulation Section 1.350-2(g).

         1.02 Conversion of Stock. At the Effective Time, by virtue of the Acquisition and without any action on the part of the shareholders of the Constituent Corporations:

         (i) All of the shares of TDI stock that are issued and outstanding at the Effective Time shall be converted into 1,446,153 unregistered shares (the actual number of shares has been adjusted based on the bid price on the day prior to closing to equal a value of $2,350,000 as per the signed Term Sheet in Exhibit C) of common stock of the Surviving

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               Corporation ("QGI") which by agreement of the shareholders of TDI shall be issued to UTEK.

         1.03     Effect of Acquisition.

         (a) Rights in TDI Cease. At and after the Effective Time, the holder of each certificate of common stock of TDI shall cease to have any rights as a shareholder of TDI.

         (b) Closure of TDI Stock Records. From and after the Effective Time, the stock transfer books of TDI shall be closed, and there shall be no further registration of stock transfers on the records of TDI.

         1.04 Certificate of Incorporation of the Surviving Corporation. The certificate of Incorporation of the Surviving Corporation shall not be changed by reason of the Acquisition.

         1.05 Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be changed by reason of the Acquisition.

         1.06 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place on or before February 19, 2000, ("Closing Date") unless extended by mutual consent of the parties in writing.

                                   ARTICLE 11
                         REPRESENTATIONS AND WARRANTIES

         2.01 General Representations and Warranties of UTEK and TDI. UTEK and TDI represents and warrants to QGI that the facts set forth below are true and correct:

         (a) Organization. TDI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective States, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the Articles of Incorporation, bylaws and all minutes of TDI have been provided to QGI and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of TDI and the Board of Directors of UTEK; no other corporate action by the

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      respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and TDI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of TDI consists of 1,000,000 shares of common stock, par value $.00 per share; at the date hereof, 1,000 shares of common stock were issued and outstanding. UTEK owns all of the 1,000 shares in TDI. All issued and outstanding shares of common stock of TDI have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. TDI is not authorized to issue any preferred stock. All dividends on TDI stock which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of TDI common stock or securities convertible into shares of TDI's common stock to anyone for any reason whatsoever. None of the TDI stock is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated hereby will not violate any obligation to which TDI or UTEK is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of TDI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. To the best knowledge of TDI or UTEK, there are no suits, actions or proceedings pending or threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent, the License, the Consulting Agreement, or the results of the operations of TDI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by TDI or UTEK with the terms or provisions hereof nor all other documents or agreements contemplated hereby and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, TDI's or UTEK's

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      corporate charters or bylaws, the Patent, the License (as defined below),
      Consulting Agreement, or any agreement, contract, instrument, order, judgment or decree to which TDI is a party or by which TDI or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by TDI and UTEK or performance of the obligations of TDI and UTEK hereunder or under any other agreement to which TDI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent, the License, Consulting Agreement, or any other material right, privilege, license or agreement relating to TDI or its assets or business.

         (h) Title to Assets. The License Agreement between Dartmouth and TDI and the Consulting Agreement between TDI and Dr. Petrenko are contained in Exhibit A. These are the sole assets of TDI. TDI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. All of the tangible assets of TDI have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear; and

         (i)      Intellectual Property

              a) The TECHNOLOGY is owned by DARTMOUTH. DARTMOUTH has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent with respect to the Invention listed in Exhibit A hereto; and

              b) The TECHNOLOGY was invented by Dr. Victor Petrenko while he was employed at DARTMOUTH, and he has assigned his interest in the TECHNOLOGY to DARTMOUTH;

              Exhibit A sets forth a brief description of all of TDI's right, title and interest in and to all intellectual property rights, including but not limited to, inventions (whether patentable or not), discoveries, trade secrets, technology, technical information, proprietary information, processes, know-how, designs, United States and foreign patents and patent

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              applications (and all reissues, divisions, renewals, extensions, provisionals, continuations, and continuations-in-part thereof), trade names, logos, trademarks, service marks, trademark and service marks registrations, copyrights, copyright registrations, and all computer software, data and databases owned by or licensed to TDI (collectively "Intellectual Property"). TDI has or will have by the Closing Date, good and exclusive licensee interests to the Intellectual Property free and clear of all liens, claims, conditions, charges, equitable interests, or other encumbrances or restrictions, with the exception of those outlined in the License Agreement between TDI and DARTMOUTH. To the best of TDI's knowledge, TDI has not infringed nor is infringing any Intellectual Property owned or used by another person or entity. However, TDI has not conducted an infringement investigation and provides no warrantees or assurances that the Licensed Technology does not infringe any other parties' technology. There are no pending or threatened actions against TDI for infringement of any such Intellectual Property. The License Agreement dated February 16, 2000 from DARTMOUTH to TDI licensing certain Intellectual Property more particularly described Exhibit A ("License Agreement") for the use of any Intellectual Property owned by or licensed by third parties to TDI are described in Exhibit A in full force and effect and following the consummation of the transactions contemplated by this Agreement shall remain in full force and effect and (ii) legal, valid, binding and enforceable in accordance with their respective terms. Except as disclosed in Exhibit A, TDI is not a party to any license (in or out) with respect to the Intellectual Property. Except as set forth in Exhibit A, TDI is not a party to any agreement that imparts or has imparted an obligation of non-competition, secrecy, confidentiality or non-disclosure upon TDI. TDI is or was not under any obligation of non-competition, secrecy, confidentiality or non-disclosure to any third party.

              (1) QGI acknowledges and understands that TDI and UTEK make no representations and provide no assurances that rights contained in the License Agreement does not, and will not in the future, infringe or otherwise violate the rights of others, and

              (2) Except as otherwise expressly set forth in this Agreement, TDI and UTEK makes no representations and extends no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of said patent rights.

         (j) Liabilities of TDI. TDI has no assets, no liabilities or obligations of any kind, character or description except those created by the License

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     Agreement with DARTMOUTH and the Consulting Agreement with Dr. Petrenko, final copies of which have been provided to QGI (Exhibit A).

         (k) Financial Statements. The unaudited financial statements of TDI, including a Balance Sheet attached as (Exhibit B) and in all respects is complete and correct and present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. TDI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of TDI except as specifically set forth in the TDI financial statements and Licensing and/or Consulting Agreement with DARTMOUTH and Dr. Petrenko.

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by TDI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of TDI for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from TDI by any taxing authority, have been properly paid, except to the extent reflected on section 2.01(i) where TDI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. TDI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is TDI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. TDI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. TDI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon TDI. TDI is not and has never been a party to any tax sharing agreements with any other person or entity.

         (m) Absence of Certain Changes or Events. From February 1, 2001 until the Closing Date, TDI has not, and without the written consent of QGI, it will not have:

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                      (i)           Sold, encumbered, assigned let lapsed or
                      transferred any of its material assets including without limitation its intellectual property, or its License or any other material asset; or

                      (ii) Amended or terminated the License or other material contract or done any act or omitted to do any act which would cause the breach of the License or any other material contract; or

                      (iii) Suffered any damage, destruction or loss whether or not in control of TDI; or

                      (iv) Made any commitments or agreements for capital expenditures or otherwise; or

                      (v) Entered into any transaction or made any commitment not disclosed to QGI; or

                      (vi) Incurred any material obligation or liability for borrowed money

                      (vii) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of TDI.

         (n) Material Contracts. Exhibit A contains a true and complete list of all contracts. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), has been provided to QGI and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of TDI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. TDI is not in default of any of the Contracts. In addition:

                      (i) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to TDI; and

                      (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which TDI is bound; and

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                      (iii)         The complete final drafts of the License
                      Agreement, and the US Patent has been provided to QGI; and

                      (iv) Except as set forth in (iii) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

                      (v) There are not outstanding contracts or commitments to sell, lease or otherwise dispose of any of TDI's property; and

                      (vi)          There are no breaches of any Contract

         (o) Compliance with Laws. TDI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. To the best knowledge of TDI there is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against TDI, Patent, the License Agreement or the Consulting Agreement affecting its assets or business (financial or otherwise), and TDI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (q) Employees. TDI has no and never had any employees. TDI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. TDI is not in violation of any law, regulation relating to employment of employees.

         (r) Neither TDI nor UTEK has any knowledge of any existing or threatened occurrence, action or development which could cause a material adverse effect on TDI or its business, assets or condition (financial or otherwise) or prospects.

         (s) Employee Benefit Plans. TDI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated herein result in any obligation or liability to any present or former employee.

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         (t)      Books and Records. The books and records of TDI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) No Broker's Fees. Neither UTEK nor TDI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated thereby.

         (v) Full Disclosure. All representations or warranties of UTEK and TDI are true, correct and complete in all material respects to the best of our knowledge on the date hereof and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date.

         2.02 General Representations and Warranties of QGI. QGI represents and warrants to UTEK and TDI that the facts set forth are true and correct.

         (a) Organization. QGI is a corporation duly organized, validly existing and in good standing under the laws of its State, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by the Board of Directors of QGI; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of QGI consists of 50,000,000 shares of common stock, par value $.001 per share; and at the Effective Time of the Acquisition, up to ___________ shares of its common stock will be issued and outstanding immediately after the Effective Time. All issued and outstanding shares of common stock of QGI have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated hereby will not violate any obligation to which QGI is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of QGI, enforceable in accordance with its terms, except as the

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     enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of QGI.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by QGI with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. Assuming the correctness of UTEK's and TDI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to QGI or its assets or business.

         (h) Financial Statements. The unaudited financial statements of QGI attached as Exhibit D present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. QGI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of QGI except as specifically set forth in the QGI financial statements.

         (i) Full Disclosure. All representations or warranties of QGI are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them herein or in the exhibits hereto or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to

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     state all material facts necessary to make the statements therein not misleading in any material respect in light of the circumstances in which they were made.

         (j) Compliance with Laws. QGI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. To the best knowledge of QGI there is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against QGI materially affecting its assets or business (financial or otherwise), and QGI is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (q) QGI has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on QGI or its business, assets or condition (financial or otherwise) or prospects.

         2.03 Investment Representations of UTEK. UTEK represents and warrant to QGI that:

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of QGI pursuant to the Acquisition. It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The acquisition of the Shares is for its own account and is for investment and not with a view to the distribution thereof. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares. All information that it has supplied to QGI is true and correct. It has conducted all investigations and due diligence concerning QGI to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of QGI concerning the Shares and the business and financial condition of and prospects for QGI, and the officers and directors of QGI have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended.

         (b)      Stock Transfer Restrictions.

Agreement and Plan of Reorganization

                  UTEK acknowledges that the QGI Stock will not be registered and UTEK will be permitted to sell or otherwise transfer the QGI Stock in any transaction in contravention of the following legend, which will be imprinted in substantially the follow form on the QGI Stock:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT UNLESS UTEK CORPORATION OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

         3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its Board of Directors and when necessary its shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

         3.02 Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated hereby.

         3.04 Covenants. Except as permitted in writing, each party agrees that it will:

          (i) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

          (ii) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions

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                                                                              13
          contemplated hereby or upon the business, assets or results of operations; and

          (iii) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated hereby.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Acquisition and the transactions contemplated hereby are subject to the following conditions that may be waived to the extent permitted by law:

         (a) Each party must obtain the approval of its Board of Directors and such approval shall not have been rescinded or restricted; and

         (b) Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated hereby; and

         (c) There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated hereby or challenge the right, title and interest of UTEK in the TDI stock or the right of TDI or UTEK to consummate the Acquisition contemplated hereunder; and

         (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (e) The DARTMOUTH Patent has been prosecuted in good faith with reasonable diligence.

         (f) The License Agreement is valid and in full force and effect without any default therein.

         (g) QGI shall have received at or within 5 days of Closing Date each of the following:

                  i. the stock certificates representing the TDI Stock, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

                  ii. all documentation relating to the TDI's business, all in form and substance satisfactory to QGI;

Agreement and Plan of Reorganization

                  iii. such contracts, files and other data and documents pertaining to TDI's business as QGI may reasonably request;

                  iv. copies of the general ledgers and books of account of TDI, and all federal, state and local income, franchise, property and other tax returns filed by TDI since inception of TDI;

                  v. certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of TDI in Florida;

                  vi. the original minute books of TDI, including the articles or certificate of incorporation and bylaws of TDI, and all other documents filed therein;

                  vii. all consents, assignments or related documents of conveyance to give QGI the benefit of the transactions contemplated hereunder;

                  viii. such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of QGI and TDI, and

                  ix. such other documents, instruments or certificates as QGI, or their counsel may reasonably request.

              (h) QGI shall have completed due diligence investigation of TDI to
                  QGI satisfaction in their sole discretion.

              (i) QGI shall receive the resignation effective the Closing Date of each Director and officer of TDI.

                                   ARTICLE IV
                                   LIMITATIONS

                           (A)            Survival of Representations and
              Warranties.

                           (1) The representations and warranties made by UTEK and TDI shall survive for a period of 1 year after Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1 year period.

Agreement and Plan of Reorganization

                           (2) The representations and warranties made by QGI shall survive for a period of 1 year after Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1 year period.

                           (B) Limitations on Liability. Notwithstanding any other provision hereto the contrary, neither party hereto shall be liable to the other party for any cost, damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

                           (C)      Indemnification.

                           (1) Indemnification by UTEK. UTEK agrees to defend, indemnify and hold QGI harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of TDI or UTEK contained herein or in the Schedules or Exhibits annexed hereto or in any other documents or instruments furnished or to be furnished by TDI or UTEK pursuant hereto or in connection with the transaction contemplated hereby.

                           (2) Indemnification by QGI. QGI agrees to defend, indemnify and hold UTEK harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of QGI or contained herein or in the Schedules or Exhibits annexed hereto or in any other documents or instruments furnished or to be furnished by QGI pursuant hereto or in connection with the transaction contemplated hereby.

                                    ARTICLE V
                                    REMEDIES

                  6.01 Specific Performance. Each party's obligations under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-

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                                                                              16
          defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

                  6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                   ARTICLE VI
                                   ARBITRATION

          In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitration shall be conducted in Tampa, Florida, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by QGI, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                   ARTICLE VII
                                  MISCELLANEOUS

          No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law. This document

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                                                                              17
          constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. This
          Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement. Any facsimile signature of any part hereto or to any other agreement or document executed in connection hereof should constitute a legal, valid and binding execution by such parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 19th day of February 2001.

          The Quantum Group, Inc.                Technology Development, Inc.



          By: /s/ Keith Fryer                    By: /s/ Clifford Gross
             -------------------                    --------------------------
             Keith Fryer                            Clifford M. Gross, Ph.D.
             President and COO                      Chief Executive Officer



     UTEK Corporation


     By: /s/  Uwe Reischl
        ------------------------
        Uwe Reischl, Ph. D., M.D.
        President

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                                                                              18